UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2017

CorVel Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, CorVel Corporation’s (the “Company’s”) Board of Directors approved the promotion of Michael Combs, the Company’s Chief Information Officer, to the position of President to be effective on April 1, 2017, while V. Gordon Clemons, Sr. will continue as Chairman of the Board and Chief Executive Officer of the Company. Mr. Combs has been with the Company for 26 years, joining the Company as a software engineer in 1991. He was promoted to Vice President of MedCheck Development in 2005, to Deputy Chief Information Officer in 2014, and to Chief Information Officer in April 2015. Mr. Combs is 53 years old and has a current annual salary of $250,000. Since April 1, 2016, Mr. Combs has been granted stock options for 23,500 shares of common stock and is eligible for a discretionary annual bonus and discretionary option grants pursuant to the Company’s stock option plan. Mr. Combs also participates in the Company’s standard employee benefit plans.

There are no arrangements or understandings between Mr. Combs and any other persons pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Combs and any other director or executive officer of the Company.

Michael Saverien, Senior Vice President, will be promoted to the position of Executive Vice President, Risk Management Services, to be effective on April 1, 2017. Mr. Saverien has been with the Company for 14 years, joining the Company as a Branch Manager in 2003. He was promoted to Area Vice President in 2005, to Regional Vice President in 2008 and to Senior Vice President in 2011. Mr. Saverien is responsible for the Company’s field operations in 21 Western states. Mr. Saverien is 46 years old and has a current annual salary of $240,000. Since April 1, 2016, Mr. Saverien has been granted stock options for 9,800 shares of common stock and is eligible for a discretionary annual bonus and discretionary option grants pursuant to the Company’s stock option plan. Mr. Saverien also participates in the Company’s standard employee benefit plans.

There are no arrangements or understandings between Mr. Saverien and any other persons pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Saverien and any other director or executive officer of the Company.

Maxim Shishin, Vice President, Information Systems, will be promoted to the position of Chief Information Officer to be effective on April 1, 2017. Mr. Shishin has been with the Company for 14 years, joining the Company as a Senior Software Engineer in 2002. His prior positions include Software Engineering Manager, Director of Software Engineering and Vice President of Information Systems. Mr. Shishin holds a Master’s degree in Software Engineering from Portland State University. Mr. Shishin is 42 years old and has a current annual salary of $185,000. Since April 1, 2016, Mr. Shishin has been granted stock options for 9,250 shares of common stock and is eligible for a discretionary annual bonus and discretionary option grants pursuant to the Company’s stock option plan. Mr. Shishin also participates in the Company’s standard employee benefit plans.

There are no arrangements or understandings between Mr. Shishin and any other persons pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Shishin and any other director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2017

CORVEL CORPORATION, a Delaware corporation (Registrant)

By:	/s/ V. Gordon Clemons
V. Gordon Clemons Chief Executive Officer and President